UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2010 (June 16, 2010)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

TICC Capital Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on June 16, 2010 and submitted four matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1. Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

25,098,599	84,708	74,908	N/A

2. Shareholders approved a proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,071,719	3,252,228	198,035	9,736,233

3. Shareholders voted against a stockholder proposal to terminate the investment advisory agreement by and between the Company and its investment adviser, TICC Management, LLC, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,252,405	11,823,746	445,831	9,736,233

4. Shareholders approved an adjournment of the Meeting to allow the polls to remain open until 10:00 a.m. on June 30, 2010 for the election of Tonia Pankopf as a director of the Company for a three-year term based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,005,970	8,645,945	606,300	N/A

A vote was not taken on the proposal to elect Tonia Pankopf as a director of the Company for a three-year term, or until her successor is duly elected and qualified. Based on the foregoing shareholder votes to adjourn the Meeting, the Meeting will reconvene at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on June 30, 2010 at 10:00 a.m., Eastern Time, for the purpose of voting on the election of Tonia Pankopf as a director of the Company for a three-year term, or until her successor is duly elected and qualified.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010	TICC CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President